UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2007

MANPOWER INC.

(Exact name of registrant as specified in its charter)

Wisconsin

1-10686

39-1672779

(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

5301 North Ironwood Road

Milwaukee, Wisconsin

53217

(Address of principal executive offices)

(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On July 26, 2007, Jeffrey A. Joerres, Chairman, President and Chief Executive Officer of Manpower Inc., adopted a trading plan designed to satisfy the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934 in order to facilitate the exercise of certain options to purchase shares Manpower common stock and the sale of the shares of Manpower common stock acquired upon exercise.  The trading plan was established as part of Mr. Joerres’ individual long-term strategy for asset diversification.

The trading plan provides for periodic exercises of options to purchase shares of Manpower common stock beginning in November 2007 and ending in July 2008.  In the aggregate, the trading plan provides for the exercise of options to purchase 100,000 shares of Manpower common stock, which options expire in July 2009.  The shares of Manpower common stock acquired will be sold on the open market at prevailing prices, subject to minimum price thresholds.  The transactions under the trading plan will be disclosed publicly in Form 144 and Form 4 filings with the Securities and Exchange Commission.

Except as may be required by law, Manpower does not undertake to report future trading plans adopted by its officers or directors, or to report modifications, terminations or transactions or other activities under the trading plan of Mr. Joerres or any other officer or director of Manpower.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWER INC.

Dated:

July 26, 2007

By:

_/s/ Michael J. Van Handel

Michael J. Van Handel

Executive Vice President, Chief Financial

Officer and Secretary